UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2015

BRIDGE BANCORP, INC.

(Exact name of the registrant as specified in its charter)

New York	001-34096	11-2934195
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2200 Montauk Highway
Bridgehampton, New York	11932
(Address of principal executive offices)	(Zip Code)

(631) 537-1000

(Registrant’s telephone number)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c)

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 23, 2015, Bridge Bancorp, Inc. (the “Company”), The Bridgehampton National Bank (the “Bank”), a wholly owned subsidiary of the Company, and Howard H. Nolan, Senior Executive Vice President, Chief Administrative and Chief Financial Officer of the Company and the Bank, entered into an amended and restated employment agreement effective as of June 26, 2015 (the “Agreement”). The Agreement supersedes and replaces the prior employment agreement entered into with Mr. Nolan on June 26, 2012 (the “Prior Agreement”). The Prior Agreement was amended and restated primarily to extend the term of the agreement for a new three year term. The foregoing description of the employment agreement is qualified in its entirety by reference to the agreement attached hereto as Exhibit 10.1 of this Current Report, and is incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits. The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amended and Restated Employment Agreement by and among Bridge Bancorp, Inc., The Bridgehampton National Bank and Howard H. Nolan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bridge Bancorp, Inc.
(Registrant)

/s/ Kevin M. O’Connor
Kevin M. O’Connor
President and Chief Executive Officer

Dated: June 24, 2015